CONSENT OF DANIEL H. HUSSEY

January 23, 2026

VIA EDGAR

United States Securities and Exchange Commission

Re:	Form F-3 Registration Statement of Americas Gold and Silver Corporation (the "Company")

I, Daniel H. Hussey hereby consent to the use of my name in connection with reference to my involvement in the preparation of the following technical report (the "Technical Report"):

  Technical report titled "Technical Report on the Galena Complex, Shoshone County, Idaho, USA", dated December 23, 2016;

and to the use of any extracts from, or summary of, the Technical Report in, or incorporated into, the Registration Statement on Form F-3 of the Company being filed with the United States Securities and Exchange Commission, and any amendment thereto (the "Form F-3"), and the use of any information derived, summarized, quoted or referenced from the Technical Report, or portions thereof, that was prepared by me, that I supervised the preparation of, and/or that was reviewed and approved by me, that is included or incorporated by reference in the Form F-3.

I certify that I have read the Form F-3 and the documents incorporated by reference therein and that it fairly and accurately represents the information in the Technical Report for which I am responsible.

/s/ Daniel H. Hussey
Daniel H. Hussey